UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 12, 2018 (October 12, 2018)

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FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200
(Registrant's Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 and Item 5.07.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Submission of Matters to a Vote of Security Holders

On October 12, 2018, the Federal Home Loan Bank of Indianapolis (“Bank”) certified the results of the election of a district-wide independent director, two Michigan member directors and an Indiana member director to the Bank’s Board of Directors (“Board”), each with terms beginning January 1, 2019, and ending on December 31, 2022. Each of the elected director's Board Committee assignments will be determined at a meeting of the Board of Directors and shall be disclosed on an amendment to this filing on Form 8-K/A.

Pursuant to the terms of the Federal Home Loan Bank Act and Federal Housing Finance Agency (“Agency”) regulations, the members of the Bank elect member directors from their state to the Board from nominees who must be a director or officer of a member located in that particular state. The nominations are made by the member institutions, not by management of the Bank. Director elections are held by direct ballot and not by proxy or at a shareholder meeting. All of the elected nominees must certify that they are eligible to serve as a director in accordance with the regulations of the Agency by completing an Agency-prescribed eligibility certification form.

Indiana Member Director Election

One Indiana member director seat was open. Dan L. Moore was re-elected to the open seat, with 1,321,135 shares voted in his favor. Mr. Moore is the President/CEO of Home Bank SB in Martinsville, Indiana.

The other member director candidate not elected in Indiana was Lucas J. Yaeger, with 160,397 shares voted.

Michigan Member Director Election

Two Michigan member director seats were open. Jeffrey G. Jackson was elected to the first open seat, with 978,606 shares voted in his favor. Mr. Jackson is the Chief Lending Officer of Michigan State University Federal Credit Union in East Lansing, Michigan. Robert M. Fisher was elected to the second open seat, with 616,548 shares voted in his favor. Mr. Fisher is the President/CEO of Lake-Osceola State Bank in Baldwin, Michigan.

The other member director candidates not elected in Michigan were: Daniel E. Bitzer with 506,729 shares voted; Dennis L. Klaeser with 185,245 shares voted; and Peter A. Kubacki with 587,227 shares voted.

The terms of two of our Michigan member directors, James MacPhee and Thomas Sullivan, expire on December 31, 2018. The Board and Bank management express their sincere appreciation to Mr. MacPhee for his service as a director of the Bank since 2008, and his service as Chair of the Bank’s Board since 2014, and to Mr. Sullivan for his service as a director of the Bank since 2011, and before that from 2004-2009.

Independent Director District-Wide Election

By regulation, all individuals proposed to be nominated by the Board for independent directorships must, after consultation with the Bank's Affordable Housing Advisory Council, be reviewed by the Agency. This review was conducted by the Agency before the slate selected by the Board was submitted to the members for voting. Any independent director or nominee for an independent directorship must have experience in, or knowledge of, one or more of the following areas: auditing and accounting; derivatives; financial management; organizational management; project development; risk management practices; and the law. A public interest director must have more than four years' experience representing consumer or community interests in banking services, credit needs, housing, or consumer financial protections.

There was one district-wide independent director seat open. Larry A. Swank was re-elected to the open seat, with 2,205,831 shares voted in his favor. Mr. Swank is the Founder, CEO and Chair of Sterling Group, Inc. in Mishawaka, Indiana.

Directors’ Compensation and Travel Expense Reimbursement Policy

The newly elected directors will be paid director fees in accordance with the Bank's 2019 Directors’ Compensation and Travel Expense Reimbursement Policy, which was approved at the September 2018 Board meeting. For additional information regarding the Bank’s Directors’ Compensation and Expense Reimbursement Policy, please see the Current Report on Form 8-K filed by the Bank with the Securities and Exchange Commission on September 19, 2018.

Item 9.01. Financial Statements and Exhibits

A copy of the letter to shareholders announcing the results of the member and independent director elections, which will be emailed on October 12, 2018, is attached as Exhibit 99.1 and incorporated by reference in this Report. A copy of the Bank's press release dated October 12, 2018, is attached as Exhibit 99.2 to this Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2018

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/GREGORY L. TEARE
Gregory L. Teare
Executive Vice President - Chief Financial Officer

By:	/s/MARY M. KLEIMAN
Mary M. Kleiman
Senior Vice President - General Counsel & Chief Compliance Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Letter to members announcing Director election results, dated October 12, 2018
99.2	Press release announcing Director election results, dated October 12, 2018